Exhibit 10.19

No. 07-0064	OFFICIAL ORDER
of the
COMMISSIONER OF INSURANCE
of the
STATE OF TEXAS
AUSTIN, TEXAS

Date: Jan 26 2007

Subject Considered:

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Austin, Texas

TDI No. 14-04158

ORDER APPROVING CONVERSION FROM A RECIPROCAL EXCHANGE

TO A STOCK INSURANCE COMPANY AND MERGER AGREEMENT

CONSENT ORDER

General remarks and official action taken:

On this day came on for consideration by the Commissioner of Insurance, the application of AMERICAN PHYSICIANS INSURANCE EXCHANGE, Austin, Texas, hereinafter referred to as, (“APPLICANT”), to convert APPLICANT from a reciprocal exchange to a domestic stock insurance company and to be acquired by American Physicians Service Group, Inc. (“APSG”).

Staff for the Texas Department of Insurance, (“Department”), and the duly authorized representatives of APPLICANT have consented to the entry of this order as evidenced by the signature hereto and request the Commissioner of Insurance informally dispose of this matter pursuant to the provisions of TEX. INS. CODE ANN. § 36.104, TEX. GOV’T CODE ANN. § 2001.056, and 28 TEX. ADMIN. CODE § 1.47.

WAIVER

APPLICANT acknowledges the existence of its right to the issuance and service of notice of hearing, a public hearing, a proposal for decision, rehearing by the Commissioner of Insurance, and judicial review of this administrative action, as provided for in TEX. INS. CODE ANN. §§ 36.201 – 36.205 and TEX. GOV’T CODE ANN. §§ 2001.051, 2001.052, 2001.145 and 2001.146, and by the respective signature of the duly authorized representatives on this order, has expressly waived each and every such right and acknowledges the jurisdiction of the Commissioner of Insurance.

FINDINGS OF FACT

Based on the information provided to and reviewed by staff of the Texas Department of Insurance, the Commissioner of Insurance makes the following findings of fact:

1.	APPLICANT is a reciprocal exchange organized and licensed under Chapter 942 of the Texas Insurance Code. APPLICANT provides medical professional liability coverage to physicians, dentists, and other health care providers.

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2.	APPLICANT was organized in Texas in 1975. From 1975 until March 1992 APPLICANT required all subscribers to make subscriber deposits that were refundable. This requirement was approved by the Board of Directors for APPLICANT. Certificates were issued to all subscribers setting out the terms of the refundable subscriber deposits. The terms of the refundable subscriber deposits provide for refunds upon certain conditions, including the recommendation and approval of the Board of Directors for APPLICANT.

3.	As of June 30, 2006, APPLICANT reported a statutory surplus of $39,112,336, which includes $10,327,702 in refundable subscriber deposits.

4.	On June 5, 2006, APPLICANT filed a proposed plan of conversion, (“conversion plan”), requesting approval to convert to a stock insurance company under the name American Physicians Insurance Company (“APIC”). Pursuant to the conversion plan, all subscribers with policies in force as of June 1, 2006 and on the date of conversion (“eligible subscribers”) will become entitled to receive 30% of the common stock of APIC to be distributed pro-rata. Further, all eligible subscribers and insureds with tail coverage and physician extenders, as of June 1, 2006 and on the date of conversion, (“other eligible insureds”), collectively known as (“eligible policyholders”), will become entitled to receive 70% of the common stock of APIC to be distributed based upon relative attributable earned premium, computed over the three-year period ending May 31, 2006.

5.	Under the conversion plan, all former subscribers with outstanding refundable subscriber deposits, (“surplus certificate holders”), will become entitled to receive one share of APIC preferred stock for every $1,000 of unreturned refundable subscriber deposits in full satisfaction of such subscriber deposits.

6.	Any subscriber or other insured who did not have an in-force policy on June 1, 2006 and on the date of conversion is not included in the conversion and therefore will not receive the right to an equity interest in APIC.

7.	On June 5, 2006, APPLICANT also filed a proposed plan of merger (“merger plan”) between APIC and APSG ACQCO, Inc., (“merger subsidiary”). APSG ACQCO, Inc. is a wholly owned subsidiary of APSG. As a result of the merger, APIC will be the surviving entity, and APIC will be left in place as a wholly owned subsidiary of APSG.

8.	Pursuant to the merger plan, the merger subsidiary will merge into APIC, and APSG will become the holder of all shares of capital stock of APIC. Eligible policyholders will exchange their right to shares of APIC common stock they would have received in the conversion for a number of shares of APSG common stock, based upon a formula with a variable of a twenty-day average value of APSG common shares prior to the closing date of the conversion and merger. Surplus certificate holders will receive one share of APSG redeemable preferred stock, which provides for a 3% annual dividend on the outstanding balance, in exchange for each share of APIC preferred stock they would have received in the conversion. APSG will redeem the APSG preferred shares, pro-rata, in an amount in the aggregate of no less than $1 million per year with all shares to be redeemed no later than December 31, 2016.

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9.	Both the conversion plan and merger plan filings and the related amended filings included the forms of Articles of Incorporation of APIC and Amended and Restated Bylaws of APIC and included an application to change the name from American Physicians Insurance Exchange to American Physicians Insurance Company.

10.	The conversion plan and merger plan are together referred to as “the plan.” The conversion and merger are mutually conditional aspects of the plan. The conversion will not occur unless the merger occurs and vice versa.

11.	APPLICANT and APSG have represented to the Commissioner that APPLICANT and APSG have filed a joint proxy and registration statement (“Form S-4”) with the U.S. Securities and Exchange Commission (“SEC”), describing the conversion and merger and including all the disclosures required under the rules and regulations of the SEC for that filing.

12.	Prior to the conversion and merger of the APPLICANT, Kenneth Shifrin, Chairman of the Board and Chief Executive Officer of APSG, had an approximate 24% beneficial ownership interest of APSG common stock. Mr. Shifrin filed a Form A with the Department due to the material changes in the ownership structure of the APPLICANT from an exchange previously managed by its attorney-in-fact to a wholly owned subsidiary of APSG. As a result of the conversion and merger, Mr. Shifrin’s beneficial ownership interest in APSG will decrease from approximately 24% to approximately 14%. Mr. Shifrin is presumed to have control of the APPLICANT pursuant to TEX. INS. CODE ANN. §§ 823.005 and 823.151. The Form A filing will be processed as a separate holding company transaction.

13.	APPLICANT’s conversion plan and merger plan filings included a proposed Advisory Services Agreement between APIC and API Advisory, L.L.C. (“API Advisory”). APPLICANT has represented to the Commissioner that per the Advisory Services Agreement, API Advisory will provide advisory and consulting services to APIC and the Advisory Services Agreement will be a means to ensure continued physician access to the board of directors and senior management of APIC. APPLICANT submitted a separate application for review of the Advisory Committee Agreement which the Department processed as a separate holding company transaction.

14.	APPLICANT’s conversion plan and merger plan filings included a Managing General Agents Agreement, (“MGA Agreement”). APPLICANT has represented to the Commissioner that per its terms, the MGA Agreement will function as a management agreement and managing general agency agreement between APIC and American Physicians Insurance Agency, Inc., an agency that will provide the administrative services for the day-to-day operations of APIC. APPLICANT has represented to the Commissioner that the parties involved in providing the services under the Advisory Services Agreement will not be involved in providing any of the services under the MGA Agreement. APPLICANT submitted a separate application for review of the MGA Agreement which the Department processed as a separate holding company transaction.

15.

An informational public hearing was held on September 13, 2006 to receive information concerning the application for the conversion and merger and to consider the fairness of the proposed conversion and merger. Notice was published to all interested parties in the Texas Register at 31 TexReg 7730 (September 8, 2006). In addition, APPLICANT represented to the Commissioner that APPLICANT

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sent a written notice of hearing to all eligible policyholders and surplus certificate holders describing the time, place and nature of the hearing. The Department received comments before, during, and after the hearing for consideration of the matter.

16.	APPLICANT has represented to the Commissioner that it has abided by and shall continue to abide by TEX. INS. CODE ANN. Chapter 826 for the determination that the proposed transactions are fair and equitable to the eligible policyholders and surplus certificate holders of American Physicians Insurance Exchange for the conversion.

17.	APPLICANT has provided evidence and represented to the Commissioner that APPLICANT has complied with all applicable requirements of Chapters 826 of the Texas Insurance Code, including all plan adoption and other applicable notice requirements.

18.	APPLICANT has provided evidence of action taken by its Board of Directors authorizing the conversion plan pursuant to TEX. INS. CODE ANN. § 826.051(a).

19.	APPLICANT filed amendments to the Bylaws of APPLICANT which adopted the Texas Business Organization Code as permitted by TEX. BUS. ORG. CODE § 402.003. APPLICANT has represented to the Commissioner that the merger plan was approved and adopted by the APSG board of directors on May 30, 2006 and the APPLICANT’S board of directors on June 1, 2006.

20.	APPLICANT has provided evidence and represented to the Commissioner that upon conversion APIC’s capital and surplus will exceed the required minimum capital and surplus.

21.	APPLICANT has represented that the conversion plan and merger plan complies with all applicable law.

22.	APPLICANT has provided evidence and represented to the Commissioner that the conversion plan’s method of allocating equity rights or other value is fair and equitable as required by TEX. INS. CODE ANN. § 826.102.

23.	By signing this order, APPLICANT is representing that APSG shall place $2,500,000 in an escrow account for the benefit of the preferred shareholders of APSG (former surplus certificate holders of APIE), to be held in escrow during the period APSG preferred shares issued in the merger are being redeemed. No amounts may be withdrawn from this escrow account without prior written approval of the Department except as provided below. When the aggregate remaining APSG preferred stock redemption and dividend obligations are less than the escrow balance, the excess escrow amount may be requested to be withdrawn by APSG by written request to the Department in the form of an affidavit signed by the CEO of APSG swearing that the amount of the escrow deposit remaining after the withdrawal will be not less than the aggregate remaining redemption and dividend obligations on the outstanding APSG preferred stock. An exception to prior written approval of the Department for withdrawing from this escrow account is as follows. Once all shares of APSG preferred stock have been redeemed and all dividends payable thereon have been paid, the escrow amount may be withdrawn following 10 days prior written notice to the Department of APSG’s intent to withdraw the remaining balance from the escrow account. Written notice shall be in the form of an affidavit signed by the CEO of APSG swearing that APSG preferred shares issued in the merger have been fully redeemed and all dividends payable thereon have been paid.

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24.	By signing this order, APPLICANT is representing that APIC shall not pay any dividends to APSG in any calendar year until and unless APSG has complied with all the redemption and dividend payment requirements to the APSG preferred stockholders for that year and all previous years. APPLICANT represents to the Commissioner that should APIC wish to pay shareholder dividends and APSG has complied with the redemption and dividend payments to the APSG preferred stockholders for all years to date, APSG shall provide written evidence to the Department and a written and sworn affidavit signed by an officer of APIC that APSG has complied with the redemption and dividend payments due that year and all previous years. Until such time as all APSG preferred shares issued in the merger have been fully redeemed and all dividends payable thereon have been paid, APPLICANT represents that the annual dividends on APIC common stock declared or paid shall not exceed the lesser of 10% of the prior year’s policyholder surplus or prior year’s net income.

25.	By signing this order, APPLICANT represents that, in addition to complying with all requirements relevant to its appointed actuary, APIC shall provide 30 days prior written notice to the Department for any change in its appointed actuary until such time as APSG has complied with the redemption and dividend payments to the APSG preferred stockholders and obligations.

26.	By signing this order, APPLICANT is representing that APIC shall obtain prior approval from the Department of any material change in reserving practices or methodologies, including but not limited to any change in the level of APIC’s carried reserves in relation to the appointed actuary’s range or point estimate until such time as APSG has complied with the redemption and dividend payments and obligations to the APSG preferred stockholders.

27.	By signing this order, APPLICANT represents to the Commissioner that its officers and directors possess sufficient insurance experience, ability, and standing to render the success of American Physicians Insurance Company probable. By signing this Order, APPLICANT represents to the Commissioner of Insurance that APPLICANT shall ensure compliance with this provision.

28.	By signing this order, APPLICANT represents to the Commissioner that the APPLICANT and its representatives are acting in good faith.

29.	After approval of the conversion plan by the Commissioner, the eligible subscribers will have to approve the conversion plan, which includes the approval of the articles of incorporation of the resulting company before the conversion can take effect as provided by TEX. INS. CODE ANN. § 826.051.

30.	Department staff have reviewed APPLICANT’s applications for conversion and merger and have determined that the conversion of APPLICANT, a reciprocal exchange, the APPLICANT’s name change to APIC, a stock insurance company, and APIC’s merger with APSG ACQCO, Inc. comply with the standards set out in TEX. INS. CODE ANN. Chapters 822, 826 and, to the extent applicable, the Texas Business Organization Code and the Texas Business Corporation Act.

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31.	Based upon evidence, information, and representations provided to Department staff by the APPLICANT, the Commissioner finds that APPLICANT’s plan of allocating subscription rights or other value is fair and equitable and that APIC, the surviving company, would satisfy the requirements applicable to a domestic stock insurance company for a certificate of authority.

CONCLUSIONS OF LAW

Based upon the foregoing findings of fact, the Commissioner of Insurance makes the following conclusions of law:

1.	The Commissioner of Insurance has jurisdiction over this matter pursuant to TEX. INS. CODE ANN. §§ 31.002, 801.051-801.053, Chapters 822, 826, and 942.

2.	Based upon all evidence and information provided by the APPLICANT and representations made by the APPLICANT, the proposed conversion and merger is fair and equitable to the policyholders of AMERICAN PHYSICIANS INSURANCE EXCHANGE as it relates to their membership interests in AMERICAN PHYSICIANS INSURANCE EXCHANGE and in their resulting interests in APSG.

3.	The application for conversion and name change of AMERICAN PHYSICIANS INSURANCE EXCHANGE, a reciprocal exchange, to AMERICAN PHYSICIANS INSURANCE COMPANY, a stock property and casualty insurance company, and merger with APSG ACQCO, Inc. pursuant to Chapter 826 of the Texas Insurance Code and other applicable laws including the Texas Business Organization Code and Texas Business Corporation Act has been presented to and reviewed by the Commissioner of Insurance. The application is properly supported by the required documents and evidence and satisfies the requirements of law for approval.

4.	Based upon all evidence and information APPLICANT’s conversion plan and merger plan should be approved as authorized by TEX. INS. CODE ANN. § 31.002, Chapter 826 and other applicable law.

IT IS, THEREFORE, THE ORDER of the Commissioner of Insurance that the application for the conversion of APPLICANT from a reciprocal exchange to a domestic stock insurance company to be named APIC and the application for merger with APSG ACQCO, Inc. with APIC as the survivor, is hereby approved.

IT IS FURTHER ORDERED by the Commissioner of Insurance that APSG shall place $2,500,000 in an escrow account for the benefit of the preferred shareholders of APSG (former surplus certificate holders of APIE), to be held in escrow during the period APSG preferred shares issued in the merger are being redeemed. No amounts may be withdrawn from this escrow account without prior written approval of the Department except as provided below. When the aggregate remaining APSG preferred stock redemption and dividend obligations are less than the escrow balance, the excess escrow amount may be requested to be withdrawn by APSG by written request to the Department in the form of an affidavit signed by the CEO of APSG swearing that the amount of the escrow deposit remaining after the withdrawal will be not less than the aggregate remaining redemption and dividend obligations on the outstanding APSG preferred stock. An exception to prior written approval of the Department for

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withdrawing from this escrow account is as follows. Once all shares of APSG preferred stock have been redeemed and all dividends payable thereon have been paid, the escrow amount may be withdrawn following 10 days prior written notice to the Department of APSG’s intent to withdraw the remaining balance from the escrow account. Written notice shall be in the form of an affidavit signed by the CEO of APSG swearing that APSG preferred shares issued in the merger have been fully redeemed and all dividends payable thereon have been paid.

IT IS FURTHER ORDERED that APIC shall not pay any dividends to APSG in any calendar year until and unless APSG has complied with all the redemption and dividend payment requirements to the APSG preferred stockholders for that year and all previous years. Once APSG has complied with the redemption and dividend payments to the APSG preferred stockholders for all years to date, APSG shall provide written evidence to the Department and a written and sworn affidavit signed by an officer of APIC that APSG has complied with the redemption and dividend payments due that year and all previous years. APSG shall send the written evidence and sworn affidavit to the Chief Examiner and Analyst, or his or her successor, Texas Department of Insurance, P.O. Box 149104, Mail Code 303-1A, Austin, Texas 78714-9104. Until such time as all APSG preferred shares issued in the merger have been fully redeemed and all dividends payable thereon have been paid, and APSG provides the Department the required written evidence and sworn affidavit ordered above, the annual dividends on APIC common stock declared or paid shall not exceed the lesser of 10% of the prior year’s policyholder surplus or prior year’s net income.

IT IS FURTHER ORDERED that until APSG has complied with all the redemption and dividend payments and obligations to the APSG preferred stockholders, APIC will provide 30 days prior written notice to the Department for any change in its appointed actuary. Until APSG has complied with the redemption and dividend payments and obligations to the preferred stockholders, APIC shall obtain prior approval from the Department of any material change in reserving practices or methodologies, including but not limited to any change in the level of APIC’s carried reserves in relation to the appointed actuary’s range or point estimate. Written notice or requests for approval shall be provided to Managing Actuary, or his or her successor, Texas Department of Insurance, Actuarial Division of the Financial Program, P.O. Box 149104, Mail Code 302-3A, Austin, Texas 78714-9104.

IT IS FURTHER ORDERED that Certificate of Authority, No. 8184, TDI #14-04518 issued on August 15, 1986 to AMERICAN PHYSICIANS INSURANCE EXCHANGE, Austin, Texas should be, and shall be, hereby canceled, as of the effective date of the conversion and merger, and that an amended Certificate of Authority be issued effective concurrently to AMERICAN PHYSICIANS INSURANCE COMPANY, Austin, Texas.

MIKE GEESLIN COMMISSIONER OF INSURANCE

/s/ Marilyn Hamilton
By:	Marilyn Hamilton
Temporary Acting Commissioner
Per Comm. Order No. 07-0045

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Recommended by:

/s/ Jeff Hunt
Jeff Hunt, Admissions Officer
Company Licensing & Registration Division

Approved as to form and content:

/s/ Margaret Jonon
Margaret Jonon, Staff Attorney
Financial Counsel Section
Legal Services Division

Approved as to form and content:

/s/ Jay Thompson
Jay Thompson, Attorney for APPLICANT
Thompson, Coe, Cousins & Irons, L.L.P.
701 Brazos
Suite 1500 Austin Centre
Austin, Texas 78701
(888) 708-8200 telephone
(512) 708-8777 facsimile

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AMERICAN PHYSICIANS INSURANCE EXCHANGE

Agreed, Accepted and Approved as to form and content this 25th day of January 2007:

(Sign):	/s/ Maury Magids
(Print Name):	Maury Magids
(Title):	President
American Physicians Insurance Exchange

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

BEFORE ME, Georgia Lynn Porcher, a notary public in and for the State of Texas, on this day personally appeared Maury Magids, known to me or proved to me by Maury Magids to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that [he/she] executed the same for the purposes and consideration therein expressed, who being by me duly sworn, deposed as follows:

1. “My name is Maury Magids. I am of sound mind, capable of making this statement, and personally acquainted with the facts herein stated.

2. I hold the office of President and am the authorized representative of American Physicians Insurance Exchange, which is currently licensed to transact the business of insurance in the State of Texas and I am duly authorized by said Company to execute this statement.

3. American Physicians Insurance Exchange has knowingly and voluntarily entered into this Consent Order and agrees with and consents to the issuance and service of the foregoing Consent Order by the Commissioner of Insurance of the State of Texas.”

/s/ Maury Magids
Signature

Maury Magids
Typed/Printed name and title

Given under my hand and seal of office this 25th day of January, 2007.

/s/ Georgia Lynn Porcher
Signature of Notary Public

GEORGIA LYNN PORCHER

Printed Name of Notary Public

NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS

My Commission Expires: 8-26-2010

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Agreed, Accepted and Approved as to form and content this 25th day of January 2007:

(Sign):	/s/ Gregory M. Jackson, M.D.
(Print Name):	Gregory M. Jackson, M.D.
(Title):	Secretary
American Physicians Insurance Exchange

THE STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

BEFORE ME, Georgia Lynn Porcher, a notary public in and for the State of Texas, on this day personally appeared Gregory Jackson, known to me or proved to me by Gregory Jackson to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that [he/she] executed the same for the purposes and consideration therein expressed, who being by me duly sworn, deposed as follows:

1. “My name is Gregory Jackson. I am of sound mind, capable of making this statement, and personally acquainted with the facts herein stated.

2. I hold the office of Secretary and am the authorized representative of American Physicians Insurance Exchange, which is currently licensed to transact the business of insurance in the State of Texas and I am duly authorized by said Company to execute this statement.

3. American Physicians Insurance Exchange has knowingly and voluntarily entered into this Consent Order and agrees with and consents to the issuance and service of the foregoing Consent Order by the Commissioner of Insurance of the State of Texas.”

/s/ Gregory M. Jackson, M.D.
Signature

Gregory M. Jackson, M.D.
Typed/Printed name and title

Given under my hand and seal of office this 25th day of January, 2007.

/s/ Georgia Lynn Porcher
Signature of Notary Public

GEORGIA LYNN PORCHER

Printed Name of Notary Public

NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS

My Commission Expires: 8-26-2010